Exhibit 1
August 17, 2010
Banc of America Securities LLC
J.P. Morgan Securities Inc.
Wells Fargo Securities, LLC
as Representatives of the several Dealer Managers named in Schedule I hereto
c/o Banc of America Securities LLC
Bank of America Tower at One Bryant Park
New York, New York 10036
c/o J.P. Morgan Securities Inc.
383 Madison Avenue
New York, New York 10179
c/o Wells Fargo Securities, LLC
375 Park Avenue
New York, N.Y. 10152
Ladies and Gentlemen:
     1. The Exchange Offer. Whiting Petroleum Corporation, a Delaware corporation (the “Company”), proposes to offer to exchange (the “Exchange Offer”) shares(the “Exchange Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for any and all of the Company’s issued and outstanding 6.25% Convertible Perpetual Preferred Stock, par value $0.001 per share and liquidation preference of $100 per share (the “Existing Securities”), and an amount in cash. The Exchange Offer described above will be made upon the terms and subject to the conditions set forth in the Prospectus (as defined below) and related Letter of Transmittal, attached as Exhibits A and B hereto.
     2. Retention. The Company hereby retains Banc of America Securities LLC, J.P. Morgan Securities Inc., Wells Fargo Securities, LLC and each of the other dealer managers named in Schedule I hereto (collectively, the “Dealer Managers” or “you”), for whom Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC are acting as representatives (in such capacity, the “Representatives”), with respect to the Exchange Offer and authorizes you to act on the Company’s behalf in accordance with the terms and conditions of the Exchange Offer, this Dealer Manager Agreement (the “Agreement”) and the Exchange Offer Materials (defined below). You agree, upon the terms and subject to the conditions of this Agreement and upon reliance on the representations and warranties and agreements of the Company contained herein and in accordance with the terms and conditions set out in the Exchange Offer Materials (defined below), to act as the Dealer Managers in connection with the Exchange Offer. As Dealer Managers, you agree to perform, in accordance with your customary practice, those services in connection with the Exchange Offer that are customarily performed by investment banking firms of international standing in connection with similar exchange offers, including, without limitation, soliciting exchanges of Existing Securities in accordance with the terms and conditions of the Exchange Offer and communicating generally regarding the Exchange Offer with brokers, dealers, commercial banks and trust companies and similar holders of the Existing Securities. You have been engaged to act as Dealer Managers in connection with the Exchange Offer with duties owed solely to the Company. In performing your obligations hereunder, you will act as independent contractors and will not be deemed to act as agents, fiduciaries, partners, or members of a joint venture, syndicate or group with, the Company or any of its affiliates. You will have no obligation to exchange any Existing Securities in connection with the Exchange Offer. The Company agrees that no broker, dealer, commercial bank or trust company or nominee (each, a “Broker”) that may take actions in connection with the Exchange Offer will be deemed to be your agent (other than your affiliates in their capacity as Brokers). The Company acknowledges and agrees that (a) the terms of this Agreement are arm’s-length commercial transactions between the Company, on the one hand, and the Dealer Managers, on the other hand, (b) the Dealer Managers have not assumed any agency or fiduciary responsibilities in favor of the Company with respect to the Exchange Offer or the process leading thereto (irrespective of whether any of the Dealer Managers have advised or are currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (c) the Dealer Managers may be engaged in a broad range of transactions that involve interests that differ from those of the Company (except with respect to the Exchange Offer) and the Dealer Managers have no obligation to disclose any of such interests by virtue of any fiduciary relationship and (d) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.
     3. Registration Statement, Prospectus and Exchange Offer Materials. (a) The Company has prepared and filed, or agrees that prior to or on the date of the commencement of the Exchange Offer (the “Commencement Date”) it will file, with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “1933 Act”), a registration statement on Form S-4, including a Prospectus, covering the registration of the Exchange Securities. The term “Registration Statement,” as used in this Agreement, shall mean such registration statement, including the exhibits thereto and any documents incorporated by reference therein, in the form in which it becomes effective and, in the event of any amendment or supplement thereto or the filing of any abbreviated registration statement pursuant to Rule 462(b) of the 1933 Act relating thereto and any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) of the 1933 Act after the effective date of such registration statement, shall also mean such registration statement as so amended or supplemented, together with any such abbreviated registration statement. The final prospectus included in the Registration Statement (including any documents incorporated in the Prospectus by reference) is herein called the “Prospectus,” except that if the final prospectus furnished to the Dealer Managers for use in connection with the Exchange Offer differs from the prospectus set forth in the Registration Statement (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term “Prospectus” shall refer to the final prospectus furnished to the Dealer Managers for such use. The terms “supplement” and “amendment” or “supplemented” and “amended” as used herein with respect to the Prospectus shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Prospectus and prior to the termination of the Exchange Offer by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “1934 Act”).
          (b) The Company has prepared and filed, or agrees that prior to or on the Commencement Date it will file, with the Commission under the 1934 Act a Tender Offer Statement on Schedule TO with respect to the Exchange Offer, including the required exhibits thereto and any documents incorporated by reference therein. The term “Schedule TO” as used in this Agreement shall mean such Tender Offer Statement on Schedule TO, including any amendment or supplement thereto.
          (c) The Registration Statement, the Prospectus, the Schedule TO, the related letters from the Dealer Managers to securities Brokers, dealers, commercial banks, trust companies and other nominees, letters for use by Brokers to clients holding Existing Securities, letters to beneficial owners of Existing Securities, letters of transmittal, notices of guaranteed delivery and any newspaper announcements, press releases and any other Exchange Offer materials and information the Company may use, prepare, approve, publicly disseminate, provide to registered or beneficial holders of Existing Securities or authorize for use in connection with the Exchange Offer are herein collectively referred to as the “Exchange Offer Materials.”
     4. Use of Exchange Offer Materials. (a) The Exchange Offer Materials have been or will be prepared and approved by, and are the sole responsibility of, the Company. The Company shall, to the extent permitted by law, use its reasonable efforts to disseminate the Exchange Offer Materials to each registered holder of any Existing Securities, as required, pursuant to Rule 13e-4 so as to fulfill all requirements thereof as to the commencement of the Exchange Offer not later than the date required, under the 1934 Act and comply in all material respects with its obligations thereunder. Thereafter, to the extent practicable until the date three days prior to the expiration date of the Exchange Offer, the Company shall use its reasonable efforts to cause copies of such Exchange Offer Materials and a return envelope to be mailed to each person who becomes a holder of record of any Existing Securities prior to such date. The Company acknowledges and agrees that you may use the Exchange Offer Materials as specified herein without assuming any responsibility on your part for independent verification of any information therein and the Company represents and warrants to you that you may rely on the accuracy and completeness of all of the Exchange Offer Materials and any other information delivered to you by or on behalf of the Company in connection with the Exchange Offer without assuming any responsibility for independent verification of such information or without performing or receiving any appraisal and evaluation of the assets or liabilities of the Company.
          (b) The Company agrees to provide you, at its expense, with as many copies as you may reasonably request of the Exchange Offer Materials. The Company agrees that within a reasonable time prior to using or filing with the Commission or any federal, state or other governmental or regulatory agency or instrumentality or court (an “Other Agency”), including the Financial Industry Regulatory Authority (“FINRA”), of any Exchange Offer Materials, it will submit copies of such materials to you and your counsel so as to enable your review thereof and will give reasonable consideration to you and your counsel’s comments, if any, thereon. The Company agrees that a reasonable time prior to the termination of the Exchange Offer, before amending or supplementing the Registration Statement, or the

Prospectus, it will furnish copies of drafts to, and consult with, the Representatives and the counsel for the Dealer Managers within a reasonable time in advance of filing with the Commission or Other Agency of any amendment or supplement to the Registration Statement, the Prospectus or the other Exchange Offer Materials. The Company agrees it will not file any such amendment or supplement to the Exchange Offer Materials which was not submitted to you in accordance with the immediately preceding sentence or if submitted to which you reasonably object.
          (c) The Company has furnished or shall use its reasonable efforts to furnish to you, or cause the trustees, transfer agents or registrars for the Existing Securities to furnish to you, as soon as practicable after the date hereof (to the extent not previously furnished), cards or lists in reasonable quantities or copies thereof showing the names of persons who were the holders of record or, to the extent available, the beneficial owners of the Existing Securities as of a recent date, together with their addresses and the number of Existing Securities held by them. Additionally, the Company shall update, or cause the trustees, transfer agents or registrars referred to above to update, such information from time to time during the term of this Agreement as may be reasonably requested by you. Except as otherwise provided herein, you agree to use such information only in connection with the Exchange Offer.
          (d) The Company authorizes the Dealer Managers to use the Exchange Offer Materials in connection with the Exchange Offer and for such period of time as any such materials are required by law to be delivered in connection therewith. The Dealer Managers shall not have any obligation to cause any Exchange Offer Materials to be transmitted generally to the holders of Existing Securities.
          (e) The Company authorizes the Representatives to communicate with any information agent (the “Information Agent”) or the exchange agent (the “Exchange Agent”) appointed by the Company to act in such capacity in connection with the Exchange Offer. The Company will arrange for the Exchange Agent to advise the Representatives, as necessary and at least daily, as to such matters relating to the Exchange Offer as the Representatives may reasonably request.
          (f) The Company agrees that any reference to a Dealer Manager in any Exchange Offer Materials or in any newspaper announcement or press release or other document or communication is subject to such Dealer Manager’s prior consent, which consent shall not be unreasonably withheld.
          (g) The Company will promptly enter into customary arrangements with the Information Agent and Exchange Agent.
     5. Fees of the Dealer Managers. As compensation for your services hereunder, the Company agrees to pay to you a fee of 0.5% of the aggregate liquidation amounts of the Existing Securities validly tendered and accepted by the Company upon settlement of the Exchange Offer; provided that the Company shall be under no obligation pursuant to this Agreement to settle the Exchange Offer or to pay the foregoing compensation, unless the Company actually settles the Exchange Offer. All payments to you will be wired, promptly upon settlement of the Exchange Offer, in immediately available funds to your account as follows:

Bank of America NA, San Francisco
ABA #: 121-000-358
Account Name: Bank of America
Account #: 12333-34172
     6. Expenses and Reimbursement of Expenses. The Company agrees to pay all fees and expenses relating to the Exchange Offer, whether or not the Exchange Offer is consummated and whether or not this Agreement has expired or has been terminated, including, without limitation (a) all expenses of preparation, printing, mailing, filing and dissemination of the Exchange Offer Materials, (b) all costs of furnishing to you such copies of the Exchange Offer Materials as you may reasonably request, (c) all fees and expenses paid by you or by Brokers for customary mailing and handling expenses incurred in forwarding the Exchange Offer Materials, (d) all fees and expenses of the registrar and transfer agent, the Information Agent and the Exchange Agent for the Existing Securities and Exchange Securities, (e) all filing fees applicable to the Exchange Offer, (f) all fees and expenses of the Company’s independent public or certified public accountants and other advisors, (g) all fees, costs and expenses incurred in connection with (i) the registration or qualification of the Exchange Securities under the laws of such jurisdictions as you may designate and (ii) any filing with FINRA and (h) all out-of-pocket expenses (including the reasonable fees and reasonable expenses of Vinson & Elkins L.L.P., your counsel, which amount shall be paid directly to such legal counsel, incurred by you in connection with this Agreement or your role as Dealer Managers for the Exchange Offer).
     7. Representations, Warranties and Certain Agreements of the Company. The Company represents and warrants to you, and agrees with you, as of the date hereof, as of the Commencement Date, and as of the date or dates on which the Existing Securities are exchanged pursuant to the Exchange Offer (the date on which the Existing Securities are accepted for purchase, the “Settlement Date”):
          (a) The Registration Statement, including the Prospectus, has been prepared by the Company in conformity in all material respects with the requirements of the 1933 Act and has been or will, prior to commencement of the Exchange Offer, be filed with the Commission as of the Commencement Date and is expected by the Company to become effective not later than the scheduled expiration date of the Exchange Offer. The Company will file such amendments to such Registration Statement and Prospectus and such abbreviated registration statements pursuant to Rule 462(b) of the 1933 Act as may hereafter be required. No stop order refusing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Prospectus is in effect, and no proceedings for such purpose have been instituted or are pending before or are threatened by the Commission.
          (b) The Schedule TO (including the documents required by Item 12 thereof to be filed as exhibits thereto) has been prepared by the Company in conformity in all material respects with the requirements of the 1934 Act and has been or will, prior to commencement of the Exchange Offer, be filed with the Commission; and the Company will file such additional amendments to such Schedule TO as may hereafter be required.
          (c) (i) The Exchange Offer Materials, including the Registration Statement, the Prospectus and the Schedule TO, comply and, as amended or supplemented, if applicable,

will comply, in all material respects, with the 1933 Act, the 1934 Act, the various state securities or “blue sky” laws and state “takeover” statutes (collectively, “State Statutes”), (ii) the Registration Statement, when it becomes effective, will not contain and as amended or supplemented thereafter, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) none of the Exchange Offer Materials contains, and, as amended or supplemented, if applicable, will contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the Company makes no representation or warranty with respect to any statement contained in, or any omission from, the Exchange Offer Materials, as amended or supplemented, if applicable, made in reliance upon and in conformity with written information furnished to the Company by you expressly for use in the Exchange Offer Materials it being agreed that the only information so provided is the information set out in Schedule II to this Agreement.
          (d) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act, and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement becomes effective, (b) at the time the Prospectus was first used and (c) at the Settlement Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (e) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants with respect to the Company as required by the 1933 Act.
          (f) The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, comply in all material respects with the applicable requirements under the 1933 Act and the 1934 Act present fairly in all material respects, on the basis set forth in the Prospectus, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of income, stockholders’ equity and cash flows of Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in all material respects in accordance with GAAP the information required to be stated therein. The summary financial information included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.
     All disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

          (g) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except as described in the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
          (h) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
          (i) Each of Whiting Oil and Gas Corporation and Whiting Programs, Inc. (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. As of the date of this Agreement, the only subsidiaries of the Company are the Subsidiaries, Whiting Transpetco LP, LLC, Whiting Transpetco GP, LLC and Shaw Resources Limited, LLC. The subsidiaries of the Company, other than the Subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.
          (j) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to the Exchange Offer, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus, or in connection with any conversion of Existing Securities). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (k) The Company has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and all of the transactions described herein and to make and consummate the Exchange Offer in accordance with its terms.
          (l) The Exchange Offer and all transactions and agreements entered into or to be entered into in connection therewith, have been duly authorized by all necessary action on the part of the Company.
          (m) This Agreement has been duly authorized, executed and delivered by the Company.
          (n) The descriptions in the Prospectus of the Exchange Securities and the Existing Securities are complete and accurate in all material respects.
          (o) The Exchange Securities have been duly authorized for issuance in connection with the Exchange Offer pursuant to its terms, and, when issued and delivered by the Company as provided in the Exchange Offer Materials, will be validly issued, fully paid and non assessable; the Exchange Securities conform in all material respects to all statements relating thereto contained in the Prospectus and the Exchange Offer Materials and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Exchange Securities will be subject to personal liability by reason of being such a holder; and the Exchange Securities are not subject to the preemptive or other similar rights of any securityholder of the Company.
          (p) Neither the Company nor any of its subsidiaries is (A) in violation of its respective charter or by-laws or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), except for such violations or defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, making and consummation of the Exchange Offer by the Company (including but not limited to the issuance and delivery of the Exchange Securities thereunder), obtaining and use by the Company of the funds required in connection with the Exchange Offer, use of the Exchange Offer Materials and the filing of the Registration Statement, the Prospectus and the Schedule TO, and any amendments or supplements thereto and the consummation of the transactions contemplated by this Agreement and in the Exchange Offer Materials, in each case, have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of (A) the provisions of the charter or by laws of the Company or any of its subsidiaries or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations (except for such violations that would not result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
          (q) No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of their or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.
          (r) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary of the Company, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary of the Company is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.
          (s) There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.
          (t) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.
          (u) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the Company’s execution, delivery and performance of this Agreement, the consummation of the Exchange Offer or the other transactions described in the Exchange Offer Materials by the Company, including but not limited to the issuance of and delivery of the Exchange Securities, except (A) as such as have been already obtained or made and (B) as may be required under the 1933 Act or state securities laws.
          (v) Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the distribution of the Exchange Securities in the Exchange Offer.
          (w) The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
          (x) The Company and its subsidiaries have, and at the Settlement Date will have, good and marketable title to all real property owned by the Company and its subsidiaries, including, without limitation, all oil and gas producing properties, and good title to all other properties owned by them, including, without limitation, all assets and facilities used by the Company and its subsidiaries in the production and marketing of oil and gas, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, including, without limitation, all oil and gas producing properties of the Company and its subsidiaries and all assets and facilities used by the Company and its subsidiaries in the production and marketing of oil and gas, are in full force and effect, except where such would not have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has any written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except where such would not have a Material Adverse Effect.

          (y) Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.
          (z) There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.
          (aa) Cawley, Gillespie & Associates, Inc., whose report as of December 31, 2009 is referenced in the Prospectus, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company and its subsidiaries.
          (bb) The information underlying the estimates of reserves of the Company and its subsidiaries, which was supplied by the Company to Cawley, Gillespie & Associates, Inc. for purposes of auditing the reserve reports and estimates of the Company and preparing the letter (the “Reserve Report Letter”) of Cawley, Gillespie & Associates, Inc., including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves and intervening spot market product price fluctuations described in the Prospectus, neither the Company nor its subsidiaries is aware of any facts or circumstances that would result in an adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the Prospectus and as reflected in the Reserve Report Letter, that would reasonably be expected to result in a Material Adverse Effect; estimates of such reserves and present values as described in the Prospectus and reflected in the Reserve Report Letter comply in all material respects with the applicable requirements of Regulation S-X and Regulation S-K under the 1933 Act.

          (cc) The participation agreements, joint development agreements, joint operating agreements, farm-out agreements and other agreements described in the Prospectus relating to the Company or its subsidiaries’ rights with respect to the ownership, lease or operation of oil and gas properties, the acquisition of interests in oil and gas properties or the exploration for, development of or production of oil and gas reserves thereon, constitute valid and binding agreements of the Company and its subsidiaries that are parties thereto and, to the knowledge of the Company, of the other parties thereto, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
          (dd) The Company and each of its subsidiaries maintain insurance covering their properties, operations, personnel and businesses that, in the Company’s reasonable judgment, insures against such losses and risks as are adequate in accordance with customary industry practices to protect the Company and its subsidiaries and their businesses.
          (ee) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     The Company maintains disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
          (ff) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Exchange Securities.
          (gg) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA.
          (hh) Except as would not reasonably be expected to result in a Material Adverse Effect, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
          (ii) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
          (jj) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).
          (kk) The Company is not, and after giving effect to the consummation of the Exchange Offer, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the Commission thereunder.
          (ll) Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Dealer Managers pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company to each of the Dealer Managers as to the matters covered thereby.
          (mm) The Company has not and will not do anything in connection with the Exchange Offer that violates Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.
          (nn) All written communications, in addition to the Schedule TO, made during the period from the first public announcement and to the earlier of either the expiration date or the Settlement Date of the Exchange Offer have been or will be filed with the Commission in accordance with the 1934 Act and the Commission’s rules and regulations including Rule 13e-4 under the 1934 Act.
          (oo) The Company will file a listing application and all required supporting documents with respect to the Exchange Securities with the New York Stock Exchange (the “NYSE”) and take further actions as are necessary to arrange for the listing of the Exchange Securities on the NYSE as promptly as is reasonably practicable.
     8. Conditions. Unless waived by you, your obligation to act as Dealer Managers hereunder shall at all times be subject, in your discretion, to the conditions that:
          (a) All representations and warranties of the Company contained herein will be true and correct as of the Commencement Date and as of the Settlement Date.
          (b) The Represenative shall have received, on the Commencement Date and the Settlement Date, letters, dated the Commencement Date and the Settlement Date, respectively, from Deloitte & Touche LLP, independent public or certified public accountants for the Company, in form and substance satisfactory to the Represenative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited consolidated financial statements and certain financial information contained in the Registration Statement and the Prospectus.
          (c) The Company shall have filed the Registration Statement with the Commission not later than the date hereof and the Registration Statement shall become effective prior to the expiration date of the Exchange Offer.
          (d) No stop order refusing or suspending the effectiveness of the Registration Statement or any post-effective amendment shall have been issued or be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission and any request for additional information shall have been complied with to the reasonable satisfaction of the Dealer Managers’ counsel.
          (e) Since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement (exclusive of any amendment thereof after the date hereof other than those to which the Representatives have not objected or have consented, as applicable, pursuant to Section 4 hereof), the Prospectus (exclusive of any supplement thereto after the date hereof other than those to which the Representatives have not objected or have consented, as applicable, pursuant to Section 4 hereof) or any other Exchange Offer Materials (exclusive of any supplement thereto after the date hereof other than those to which the Representatives have not objected or have consented, as applicable, pursuant to Section 4 hereof), there shall not have been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

          (f) There shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating or preliminary rating accorded the Exchange Securities or of any other securities of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act.
          (g) On each of the Commencement Date and the Settlement Date, the Representatives shall have received a written certificate, dated such date and executed by the Chief Executive Officer, the Chief Financial Officer or Chief Accounting Officer of the Company, solely in such capacity, to the effect that:
     (i) the representations and warranties of the Company contained in this Agreement are true and correct with the same force and effect as though expressly made on and as of the Commencement Date and the Settlement Date, as the case may be; and
     (ii) the Company has complied in all material respects to all of its agreements and covenants hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder on or prior to the Commencement Date and Settlement Date, as the case may be.
The officers signing and delivering certificates on behalf of the Company may rely upon their knowledge as to proceedings threatened.
          (h) The Company shall have furnished to the Representatives on each of the Commencement Date and the Settlement Date such additional certificates, opinions or other documents as the Representatives shall reasonably request (including additional certificates of officers of the Company) as to the accuracy of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, and as to the other conditions concurrent and precedent to your obligations hereunder.
          (i) The Company shall have delivered to the Representatives an opinion of Bruce R. DeBoer, Vice President, General Counsel and Corporate Secretary of the Company, substantially in the form and substance reasonably satisfactory to the counsel for the Dealer Managers, addressed to the Representatives on each of the Commencement Date and the Settlement Date.
          (j) The Company shall have delivered to the Representatives an opinion of Foley & Lardner LLP, counsel to the Company, substantially in the form and substance reasonably satisfactory to the counsel for the Dealer Managers, addressed to the Representatives (i) on each of the Commencement Date and the Settlement Date, and (ii) on each of the Commencement Date and the Settlement Date, a negative assurance letter, substantially in the form and substance reasonably satisfactory to the counsel for the Dealer Managers, in each case dated the respective date of delivery;
          (k) On the Commencement Date and the Settlement Date, the Representatives shall have received the favorable opinion of Vinson & Elkins, L.L.P., counsel for the Dealer Managers, in form and substance satisfactory to the Representatives.

     The Company will furnish to the Representatives with such executed or conformed copies of such opinions, certificates, letters and documents as the Representatives may reasonably request.
     9. Covenants of the Company. The Company covenants and agrees with the Dealer Managers:
          (a) To use its reasonable efforts to cause the Registration Statement, and any amendment thereof, to become effective as soon as possible but no later than the expiration date of the Exchange Offer; to promptly advise the Representatives in writing (i) of the receipt of any comments from the Commission relating to the Exchange Offer, (ii) when the Registration Statement, any post-effective amendment to the Registration Statement or any abbreviated Registration Statement shall have become effective, or any supplement to the Prospectus or any amended Prospectus or any amended or additional Exchange Offer Materials shall have been filed, (iii) of any request by the Commission or any Other Agency to amend the Registration Statement or amend or supplement the Prospectus or the other Exchange Offer Materials or for additional information relating to the Exchange Offer and (iv) of (A) the issuance of any stop order, injunction, restraining order or denial of any application for approval refusing or suspending the use of any of the Exchange Offer Materials or any qualification of the Exchange Securities for offering or sale in connection with the Exchange Offer in any jurisdiction, (B) the institution or threatening of any proceedings, litigation or investigation for any of such purposes by or before the Commission or any Other Agency, (C) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which could (x) cause the Company to withdraw, rescind, terminate or modify the Exchange Offer, (y) cause any representation or warranty contained in this Agreement to be untrue or inaccurate, or (z) would permit the Company to exercise any right not to accept Exchange Securities tendered pursuant to the Exchange Offer (and the Company will so advise the Representatives before such rights are exercised), or (D) the institution of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or the threatening or initiation of any proceedings for any such purposes. The Company will use its reasonable efforts to prevent the issuance of any such stop order, the issuance of any order preventing or suspending such use and the suspension of any such qualification and, if any such order is issued or qualification suspended, to obtain the lifting of such order or suspension at the earliest practicable time.
          (b) To comply with the 1933 Act, the 1934 Act in connection with the Exchange Offer, the Exchange Offer Materials and the transactions contemplated hereby and thereby, as applicable. If, at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with the Exchange Offer, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Dealer Managers or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus or any other Exchange Offer Materials in order that the Prospectus or such other Exchange Offer Materials will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Prospectus or such other Exchange Offer Materials, in the light of the circumstances under which they were made, not misleading or if, in the reasonable opinion of either such counsel, it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus or any other Exchange

Offer Materials to comply with the requirements of the 1933 Act or 1934 Act, the Company will promptly prepare, file with the Commission, and furnish, at their own expense, to the Dealer Managers and to the dealers (whose names and addresses will be furnished to the Company by the Dealer Managers) by which Existing Securities may have been tendered for exchange, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus or such other Exchange Offer Materials comply with such requirements.
          (c) During such period beginning on the date hereof and ending on such date as, in the opinion of counsel for the Dealer Managers, the Prospectus is no longer required by law to be delivered in connection with the Exchange Offer, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act in the manner and within the time periods required by the 1934 Act.
          (d) To cooperate with the Representatives and Dealer Managers’ counsel to qualify or register the Exchange Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Representatives; to comply with such laws and continue such qualifications, registrations and exemptions in effect so long as required for the consummation of the Exchange Offer; and in each jurisdiction in which the Exchange Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement; provided that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.
          (e) To make generally available to its security holders and to the Representatives an earnings statement covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder.
          (f) To use its reasonable efforts to advise or cause the Exchange Agent to advise the Representatives at 5:00 P.M., New York City time, or promptly thereafter, daily (or more frequently if requested), by telephone or facsimile transmission, with respect to Existing Securities tendered for exchange as follows: (i) the aggregate principal amount of Existing Securities validly tendered and represented by certificates physically held by the Exchange Agent or confirmations of receipt of book-entry transfer of Exchange Securities pursuant to the procedures set forth in the Exchange Offer Materials on such day, (ii) the aggregate principal amount of Existing Securities properly withdrawn on such day, and (iii) the cumulative totals of the principal amount of Exchange Securities in categories (i) and (ii) above.
     10. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Dealer Manager and its respective affiliates and their respective directors, officers, employees, representatives, advisors, agents and each person who controls any respective Dealer Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the

1934 Act (each Dealer Manager and each such person being an “Indemnified Party”) as follows:
     (i) from and against any and all loss, claim, damage, liability and expense whatsoever, joint or several, as incurred, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, and related to, arising out of, or based on (A) any untrue statement or alleged untrue statement of a material fact contained in any information (whether oral or written) or documents used in connection with the Exchange Offer, including, without limitation, the Exchange Offer Materials or any of the documents referred to therein furnished or made available by the Company, directly, through the Dealer Managers or otherwise or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) any breach by the Company of any of its representations, warranties or agreements contained herein, (C) the Company’s failure to make or consummate the Exchange Offer or the withdrawal, rescission, termination, amendment or extension of Exchange Offer or any other failure on the Company’s part to comply with the terms and conditions contained in the Exchange Offer Materials, (D) any of the other transactions or the engagement of the Dealer Managers pursuant to, and the performance by the Dealer Managers of the services contemplated by, this Agreement except in the case of this clause (D) to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted from a Dealer Manager’s gross negligence, bad faith or willful misconduct, or (E) any action taken or omitted to be taken by an Indemnified Party with the consent of the Company or in conformity with the instructions or actions or omissions of the Company;
     (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever related to, arising out of or based on any matter described in subparagraph (i) above; and
     (iii) from and against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Dealer Manager), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever related to, arising out of or based on any matter described in subparagraph (i) above, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the Company shall not be liable under clause (A) of subparagraph (i) above to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Exchange Offer Materials in reliance upon and in conformity with written information furnished to the Company by any of the Dealer Managers through the Representatives expressly for use in the Exchange Offer Materials.
          (b) The Company agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company relating to or arising out of the engagement of the Dealer Managers pursuant to, or the performance by any of the Dealer Managers of the services contemplated by, this Agreement except to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted from a Dealer Manager’s gross negligence, bad faith or willful misconduct.
          (c) If the indemnification provided for in Section 10(a) hereof is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then the Company agrees to contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits to the Company on the one hand and to each Dealer Manager on the other hand from the Exchange Offer and other transactions (whether or not consummated) or (ii) if, but only if, the allocation provided by clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each of the Dealer Managers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits to the Company on the one hand and each Dealer Manager on the other hand, in connection with the Exchange Offer and other transactions (whether or not consummated) shall be deemed to be in the same proportion as the total value paid or proposed to be paid to holders of the Existing Securities pursuant to the Exchange Offer (whether or not consummated) bears to the fees actually received by a Dealer Manager hereunder. The relative fault of the Company on the one hand and a Dealer Manager on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Dealer Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Dealer Managers agree that it would not be just and equitable if contribution pursuant to this Section 10(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10(c). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 10(c) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission; provided, however, that to the extent permitted by applicable law, in no event shall a Dealer Manager be required to contribute any amount which, in the aggregate, exceeds the aggregate fees received by such Dealer Manager under this Agreement.
          (d) In the event an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company, the Company agrees to reimburse each Dealer Manager for all reasonable expenses as incurred by it in connection with such Indemnified Party’s appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.
          (e) Promptly after receipt by an Indemnified Party of notice of any claim or commencement of an action or proceeding with respect to which indemnification or contribution may be sought hereunder, such Indemnified Party shall notify the Company in writing of such claim or of the commencement of such action, claim or proceeding, but failure so to notify the Company will not relieve the Company from any liability which it may have hereunder to such Indemnified Party to the extent it is not materially prejudiced as a result thereof, and in any event will not relieve the Company from any other liability that it may have to such Indemnified Party. In the event of any such claim, action or proceeding, if such Indemnified Party shall notify the Company of the commencement thereof, the Company shall assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and shall pay the fees and expenses of such counsel; provided, however, (i) if the Company fails to assume such defense in a timely manner or (ii) if there exists or may exist a conflict of interest that would make it inappropriate in the reasonable judgment of such Indemnified Party for the same counsel to represent both the Indemnified Party and the Company, then such Indemnified Party shall be entitled to retain its own counsel at the expense of the Company. In no event shall the Company be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In respect of any claim, action or proceeding the defense of which shall have been assumed by the Company in accordance with the foregoing, each Indemnified Party shall have the right to participate in such litigation and to retain its own counsel at its own expense.
          (f) The Company agrees that, without the Representatives’ prior written consent, it will not settle, compromise or consent to the entry of any judgment in or with respect to any pending or threatened claim, action, investigation or proceeding in respect of which indemnification or contribution could be sought under this Section 10 (whether or not any of the Dealer Managers or any other Indemnified Party is an actual or potential party to such claim, action, investigation or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, investigation or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Party.
          (g) If at any time an Indemnified Party shall have requested the Company to reimburse the Indemnified Party for fees and expenses of counsel, the Company agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Company of the aforesaid request, (ii) the Company shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) the

Company shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement.
          (h) The rights of any Indemnified Party under this Agreement shall be in addition to and not in limitation of any rights that any Indemnified Party may have at common law or otherwise.
     11. Withdrawal.
          (a) This Agreement may be terminated by the Representatives without any liability or penalty to you or any other Indemnified Party, at any time upon written notice to the Company if (i) the Company does not comply with any covenant specified in this Agreement in any material respect or the representations and warranties of the Company are incorrect, (ii) the Company uses or permits the use of any Exchange Offer Materials or files any Exchange Offer Materials with the Commission or any Other Agency (A) which has not been submitted to the Representatives for the Representatives’ or your counsel’s comments or (B) which has been so submitted and with respect to which the Representatives’ or your counsel’s reasonable comments have not been reflected, (iii) at any time prior to the date on which the Existing Securities are accepted for exchange, the Exchange Offer is terminated or withdrawn by the Company for any reason or (iv) the Company amends or revises the Exchange Offer in a manner not reasonably acceptable to the Representatives.
          (b) Notwithstanding termination of this Agreement pursuant to subsection (a) of this Section or the Dealer Managers’ obligation to act as such ceasing pursuant to Section 8, the obligations of the Company to compensate the Dealer Managers pursuant to Section 5 with respect to Existing Securities tendered for exchange prior to the date of withdrawal and to reimburse the Dealer Managers for their expenses pursuant to Section 6 and the indemnity and contribution provisions of Section 10 shall survive any termination of this Agreement, provided that the obligation to pay fees and expenses pursuant to Sections 5 and 6 shall only survive to the extent of fees and expenses accrued through the date of such termination (for the purposes of this determination such fee shall be calculated, in the manner described in Section 5 of this Agreement, based on the number of Existing Securities tendered for exchange prior to such withdrawal and subsequently exchanged by the Company pursuant to the Exchange Offer).
     12. Termination of this Agreement. This Agreement shall terminate upon the earliest to occur of (i) thirty calendar days after the expiration date of the Exchange Offer, (ii) any of the conditions specified in Section 8 has not been fulfilled as of any date such condition is required to be fulfilled pursuant to Section 8 (and the Representatives shall have notified the Company thereof), (iii) the date on which the Company terminates or withdraws the Exchange Offer for any reason, or (iv) any withdrawal by the Dealer Managers pursuant to Section 11 hereof.
     13. Representations, Warranties, Covenants, Indemnities and Agreements to Survive. All representations, warranties, covenants and agreements of the Company and the Dealer Managers herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in Section 10 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Dealer Managers or any person controlling the Dealer Managers within the meaning of the 1933 Act or the 1934 Act, or by or on behalf of the Company or any of its respective officers, directors or controlling persons within the meaning of the 1933 Act or the 1934 Act, and shall survive the consummation of the Exchange Offer and, solely with respect to Sections 5 (to the extent set forth in Section 11(b)), 6 (to the extent set forth in Section 11(b)), 7, 10 and 11, the termination of this Agreement.
     14. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the agreements contained herein is not affected in any manner adverse to any party.
     15. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     16. Successors and Assigns. This Agreement, including any right to indemnification or contribution hereunder, shall inure to the benefit of and be binding upon the Company, you and the other Indemnified Parties, and their respective successors and assigns. Nothing in this Agreement is intended, or shall be construed, to give any other person or entity any right hereunder or by virtue hereof.
     17. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, both oral or written, between the parties hereto with respect to the subject matter hereof.
     18. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be in writing and shall be deemed to have been duly given if delivered in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the parties hereto as follows (or, as to each party, at such other address as shall be designated by such party in a written notice complying as to delivery with the terms of this Section):
If to the Dealer Managers:
Banc of America Securities LLC
One Bryant Park
New York, New York 10036
Telephone: 646-855-7127
Facsimile: 704-208-2869
Attention: John Servidio
J.P. Morgan Securities Inc.
383 Madison Avenue
New York, New York 10179
Telephone: 212-622-5689
Facsimile: 917-464-3165
Attention: Jeff Zajkowski

Wells Fargo Securities, LLC
375 Park Avenue
New York, N.Y. 10152
Telephone: 212-214-6395
Facsimile: 212-214-5911
Attention: Kevin Brillhart
     with a copy (which shall not constitute notice) to:
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2300
Houston, Texas 77002
Telephone: 713-758-3708
Facsimile: 713-615-5861
Attention: David P. Oelman
     If to the Company:
Whiting Petroleum Corporation
1700 Broadway, Suite 2300
Denver, Colorado 80290
Telephone: 303-837-4228
Facsimile: 303-861-4023
Attention: James J. Volker
     with a copy (which shall not constitute notice) to:
Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Telephone: 414-297-5675
Facsimile: 414-297-4900
Attention: Benjamin Garmer, III
Any party hereto may change the address for receipt of communications by giving written notice to the others.
     19. References to the Dealer Managers. The Company agrees that you will have the right to place customary advertisements in financial and other newspapers, at your own expense, describing your services to the Company hereunder.
     20. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
     21. Amendments. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment by all parties hereto, or in the case of a waiver by the party or parties against whom the waiver is to be effective.

     22. Certain Interests. The Company acknowledges and agrees that (a) you and your affiliates are engaged in a broad range of securities activities and may provide financing, advisory or other services to parties whose interests may conflict with those of the Company and (b) you or such affiliates may, for your own account or the account of customers, purchase or sell, or hold a long or short position in, securities of the Company, including the Existing Securities and that you may or may not exchange any such Existing Securities in the Exchange Offer.
     23. Consent to Jurisdiction. Service of Process. The Company hereby (a) submits to the jurisdiction of any New York State or Federal court sitting in the City of New York with respect to any actions and proceedings arising out of or relating to this Agreement, (b) agrees that all claims with respect to such actions or proceedings may be heard and determined in such New York State or Federal court, (c) waives the defense of an inconvenient forum, (d) agrees not to commence any action or proceeding relating to this Agreement other than in a New York State or Federal court sitting in the City of New York and (e) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
     24. Waiver of Jury Trial. THE COMPANY HEREBY AGREES ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SECURITY HOLDERS, TO WAIVE ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.
     25. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE.
[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, WHITING PETROLEUM CORPORATION
By:	/s/ James J. Volker
James J. Volker
Chairman, President and Chief Executive Officer

The foregoing Agreement is hereby confirmed and accepted by the Dealer Managers in New York, New York as of the date first above written.

Accepted and agreed as of the date first above written: BANC OF AMERICA SECURITIES LLC
By:	/s/ Shelli Merritt
	Name:	Shelli Merritt
	Title:	Managing Director

J.P. MORGAN SECURITIES INC.
By:	/s/ Geoffrey Paul
	Name:	Geoffrey Paul
	Title:	Vice President

WELLS FARGO SECURITIES, LLC
By:	/s/ Marc Tunick
	Name:	Marc Tunick
	Title:	Director

RAYMOND JAMES & ASSOCIATES, INC.
By:	/s/ James Murchison
	Name:	James Murchison
	Title:	Vice President

KEYBANC CAPITAL MARKETS INC.
By:	/s/ Jonathan O. Crane
	Name:	Jonathan O. Crane
	Title:	Senior Managing Director

SUNTRUST ROBINSON HUMPHREY, INC.
By:	/s/ James M. Warren
	Name:	James M. Warren
	Title:	Managing Director

BARCLAYS CAPITAL INC.
By:	/s/ Pam Au
	Name:	Pam Au
	Title:	Director

BBVA SECURITIES INC.
By:	/s/ Howard Freeman
	Name:	Howard Freeman
	Title:	Chief Executive Officer

CREDIT AGRICOLE SECURITIES (USA) INC.
By:	/s/ Peter Ruel
	Name:	Peter Ruel
	Title:	Managing Director

MITSUBISHI UFJ SECURITIES (USA), INC.
By:	/s/ Brian Cogliandro
	Name:	Brian Cogliandro
	Title:	Managing Director

MORGAN STANLEY & CO. INCORPORATED
By:	/s/ Scott Delgado
	Name:	Scott Delgado
	Title:	Vice President

SCOTIA CAPITAL (USA) INC.
By:	/s/ A. Robert Bose
	Name:	A. Robert Bose
	Title:	Managing Director

RBC CAPITAL MARKETS CORPORATION
By:	/s/ Joe Morea
	Name:	Joe Morea
	Title:	Head of Equity Capital Markets

BNP PARIBAS SECURITIES CORP
By:	/s/ Michael Murphy
	Name:	Michael Murphy
	Title:	Director

BOSC, INC.
By:	/s/ John N. Waldo
	Name:	John N. Waldo
	Title:	Senior Vice President

COMERICA SECURITIES, INC.
By:	/s/ Cynthia Higgins
	Name:	Cynthia Higgins
	Title:	Senior Vice President

SCHEDULE I
Raymond James & Associates, Inc.
KeyBanc Capital Markets Inc.
SunTrust Robinson Humphrey, Inc.
Barclays Capital Inc.
BBVA Securities Inc.
Credit Agricole Securities (USA) Inc.
Mitsubishi UFJ Securities (USA), Inc.
Morgan Stanley & Co. Incorporated
Scotia Captial (USA) Inc.
RBC Capital Markets Corporation
BNP PARIBAS SECURITIES CORP
BOSC, Inc.
Comerica Securities, Inc.

SCHEDULE II
     The Dealer Managers’ names specified on the front cover and the Representatives’ names and addresses specified on the back cover of the Prospectus.